UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 18, 2015

HAMPSHIRE GROUP, LIMITED

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-20201 (Commission File Number)	06-0967107 (I.R.S. Employer Identification No.)

114 W. 41st Street, New York, New York (Address of principal executive offices)	10036 (Zip code)

(864) 231-1200

(Registrant’s telephone number including area code)

Not applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 18, 2015, Hampshire Group, Limited (the “Company”) entered into an Amendment of Lease dated as of June 1, 2015 (the “Amendment”) with Klaus Kretschmann, not individually but as Court-Approved Receiver for 114 West 41st Street, New York, New York a/k/a 119 West 40th Street, New York (“Landlord”). The Amendment amends the lease agreement for the Company’s New York City offices to, among other things:

●

provide for the surrender to the Landlord of four floors no longer needed by the Company in exchange for a surrender fee of $3.15 million payable in various installments through 2020 and evidenced by a promissory note (the “Surrender Note”);

●	make certain changes to the rent schedule;

●	provide for the payment by the Company of $1.64 million in rent arrearages in various installments through 2016; and

●	provide for the discontinuance and settlement of litigation and appeals between the parties related to the New York office lease.

The foregoing description of the Amendment is qualified in its entirety by reference to the complete text of such Amendment, which is filed as Exhibit 10.1 to this report and incorporated into this report by reference.

The information contained in Item 2.03 of this Form 8-K is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the Amendment of Lease described in Item 1.01 of this Form 8-K, on June 18, 2015, the Company executed and delivered to the Landlord the Surrender Note dated as of April 1, 2015 in the principal amount of $3.15 million. The Surrender Note provides for principal repayment as follows: (a) thirty-six (36) equal installments of $55,555.56 on the first day of each month from January 1, 2017 through and including December 1, 2019; (b) $500,000.00 on or before July 1, 2020; and (c) $650,000 on or before October 1, 2020. The Surrender Note does not bear interest, except that upon and during the continuance of an event of default, as defined, unpaid principal bears interest at an annual rate of 10%. Events of default include the failure to make any payment of principal or interest when due, breach of a representation or covenant, breach of the lease agreement for the New York office or the bankruptcy, insolvency or similar event with respect to the Company. The Landlord may accelerate the payment of all amounts due under the Surrender Note upon and during the continuance of an event of default.

The foregoing description of the Surrender Note is qualified in its entirety by reference to the complete text of the Surrender Note, which is filed as Exhibit 10.2 to this report and incorporated into this report by reference.

Item 7.01     Regulation FD Disclosure.

On June 18, 2015, the Company issued a press release concerning the Amendment of Lease described above. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01      Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description

10.1

Amendment of Lease dated as of June 1, 2015 between Hampshire Group, Limited and Klaus Kretschmann, not individually but as Court-Approved Receiver for 114 West 41st Street, New York, New York a/k/a 119 West 40th Street, New York.

10.2	Surrender Note dated as of April 1, 2015 between Hampshire Group, Limited and Klaus Kretschmann, not individually but as Court-Approved Receiver for 114 West 41st Street, New York, New York a/k/a 119 West 40th Street, New York.

99.1	Press release of Hampshire Group, Limited dated June 18, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAMPSHIRE GROUP, LIMITED

By:	/s/ William Drozdowski
Name: William Drozdowski
Title: Interim Chief Financial Officer

Dated: June 19, 2015

Exhibit Index

Exhibit No.	Description

10.1	Amendment of Lease dated as of June 1, 2015 between Hampshire Group, Limited and Klaus Kretschmann, not individually but as Court-Approved Receiver for 114 West 41st Street, New York, New York a/k/a 119 West 40th Street, New York.

10.2	Surrender Note dated as of April 1, 2015 between Hampshire Group, Limited and Klaus Kretschmann, not individually but as Court-Approved Receiver for 114 West 41st Street, New York, New York a/k/a 119 West 40th Street, New York.

99.1	Press release of Hampshire Group, Limited dated June 18, 2015.